UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BroadVision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The following press release was issued on November 9, 2005:

FOR IMMEDIATE RELEASE

BroadVision Contact:

Bill Meyer

Chief Financial Officer

650.542.5100

ir1@BroadVision.com

BroadVision Announces Third Quarter 2005 Results

REDWOOD CITY, CALIF. —  November 9, 2005 — BroadVision, Inc. (NASDAQ: BVSN), a global provider of web self-service solutions, today reported financial results for its third quarter ended September 30, 2005. Revenue for the quarter was $14.1 million, compared with revenue of $15.5 million for the second quarter ended June 30, 2005 and $17.2 million for the third quarter of 2004.  License revenue for the quarter totaled $3.1 million versus $3.4 million in the prior quarter and $4.7 million in the comparable quarter of 2004.

In the third quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $14.5 million, or $0.42 per share, as compared with a GAAP net loss of $2.9 million, or $0.09 per diluted share, for the second quarter of 2005, and GAAP net income of $23.4 million, or $0.69 per diluted share, in the third quarter of 2004.  The GAAP loss in the most recent quarter included a charge related to the impairment of goodwill of approximately $13.2 million, business combination costs of $977,000 related to the pending acquisition by Vector Capital, and a restructuring charge of $245,000.

Pro forma net loss for the third quarter of 2005 was $1.3 million, or $0.04 per share, compared with a pro forma net loss of $3.3 million, or $0.10 per share, in the second quarter of 2005 and a pro forma net loss of $2.1 million, or $0.06 per share, in the third quarter of 2004.  These pro forma results exclude goodwill impairment charges, business combination costs, restructuring charges and credits, gains and losses from the revaluation of common stock warrants, and credits from the reversal of income tax accruals.  A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

“We recorded revenue declines in the third quarter as compared to both last quarter and the same quarter of last year,” commented Dr. Pehong Chen, chairman and CEO of BroadVision.  “We significantly lowered our cost structure in the quarter, and were able to generate improved pro forma operating results as compared to both periods.  The Company continues to have significant liquidity challenges, however, and we are focused on assisting with the consummation of the pending merger agreement with a wholly-owned subsidiary of Vector Capital, a transaction that we strongly believe is in the best interest of our stockholders.”

Definitive Agreement Status

In July 2005, the Company announced the execution of a definitive agreement to be acquired by a newly-formed portfolio company of Vector Capital, a San Francisco-based private equity firm.  A proxy statement was prepared and sent to all shareholders of record as of September 16, 2005.  The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares as of the record date at a special meeting of stockholders.  Such meeting has been adjourned until November 11, 2005.  To receive a copy of the proxy statement or for more information, please contact BroadVision Investor Relations at (650) 542-5100 or ir1@broadvision.com.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the risk that the merger transaction may not close; difficulty in attracting or retaining customers or employees as a result of the signing of the definitive merger agreement or the failure of the transaction to close; litigation resulting from the signing of the merger agreement or the associated transactions; and general economic and market conditions. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”).

ABOUT BROADVISION

BroadVision is a global provider of web self-service solutions.  Our agile commerce and portal applications enable customers to quickly create and adapt online processes to keep pace with changing business requirements.  Over 1,000 organizations serving nearly 75 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives

For more information about BroadVision, Inc., call 650-542-5100, email info@broadvision.com or visit www.broadvision.com.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, BroadVision has filed a definitive proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BROADVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by BroadVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of BroadVision may obtain free copies of the documents filed with the SEC by contacting BroadVision Investor Relations at 650-261-5100 or BroadVision, Inc., 585 Broadway, Redwood City, CA 94063. You may also read and copy any reports, statements and other information filed by BroadVision with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

BroadVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from BroadVision stockholders in favor of the proposed transaction. Certain executive officers and directors of BroadVision have interests in the transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements, ownership interests in BroadVision’s parent company after the transaction and continuation of director and officer insurance and indemnification. These interests are described in the definitive proxy statement.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept 30, 2005	Dec. 31, 2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$6,066	$41,851
Accounts receivable, less allowance for doubtful accounts and reserves of $1,090 and $1,409 as of September 30, 2005 and December 31, 2004, respectively	10,576	14,370
Restricted cash and investments, current portion	—	21,933
Prepaids and other	1,879	2,232
Total current assets	18,521	80,386

Property and equipment, net	2,612	3,566
Restricted cash and investments, net of current portion	1,997	2,323
Goodwill	43,236	56,434
Other assets	1,077	1,944
Total assets	$67,443	$144,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of bank borrowings	$503	$20,637
Current portion of long-term debt	11,265	4,929
Accounts payable	4,561	7,470
Accrued expenses	16,168	40,745
Warrant liability	687	4,899
Unearned revenue and deferred maintenance	15,497	19,842
Total current liabilities	48,681	98,522
Long-term debt, net of current portion	—	7,054
Bank borrowings, net of current portion	—	389
Other noncurrent liabilities	2,282	8,278
Total liabilities	50,963	114,243
Commitments and contingencies
Stockholders’ equity	16,480	30,410
Total liabilities and stockholders’ equity	$67,443	$144,653

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2005	2005	2004	2005	2004
Revenues:
Software licenses	$3,134	$3,391	$4,654	$10,941	$19,591
Services	10,943	12,123	12,570	35,017	38,650

Total revenues	14,077	15,514	17,224	45,958	58,241
Cost of revenues:
Cost of software licenses	106	(186)	256	(137)	1,147
Cost of services	5,641	5,614	6,391	17,235	18,970
Total cost of revenues	5,747	5,428	6,647	17,098	20,117

Gross profit	8,330	10,086	10,577	28,860	38,124

Operating expenses:
Research and development	3,095	3,955	4,600	11,337	13,997
Sales and marketing	2,948	5,060	6,020	13,819	20,365
General and administrative	2,162	2,829	2,335	7,526	7,152
Goodwill impairment	13,198	—	—	13,198	—
Restructuring charge (credit)	245	309	(25,454)	(150)	(24,205)
Business combination costs	977	—	—	977	—
Total operating expenses	22,625	12,153	(12,499)	46,707	17,309

Operating income (loss)	(14,295)	(2,067)	23,076	(17,847)	20,815

Interest and other income (expense), net	(782)	(777)	315	812	347

Income (loss) before (provision)/ benefit for income taxes	(15,077)	(2,844)	23,391	(17,035)	21,162
Benefit (provision) for income taxes	540	(70)	(11)	2,503	(141)

Net income (loss)	$(14,537)	$(2,914)	$23,380	$(14,532)	$21,021

Basic income (loss) per share	$(0.42)	$(0.09)	$0.70	$(0.42)	$0.63

Diluted income (loss) per share	$(0.42)	$(0.09)	$0.69	$(0.42)	$0.61

Shares used in computing basic income (loss) per share	34,320	34,181	33,599	34,159	33,459

Shares used in computing diluted income (loss) per share	34,320	34,181	34,052	34,159	34,322

BROADVISION, INC. AND SUBSIDIARIES

NON-GAAP PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2005	2005	2004	2005	2004
Revenues:
Software licenses	$3,134	$3,391	$4,654	$10,941	$19,591
Services	10,943	12,123	12,570	35,017	38,650
Total revenues	14,077	15,514	17,224	45,958	58,241
Cost of revenues:
Cost of software licenses	106	(186)	255	(137)	1,147
Cost of services	5,641	5,614	6,391	17,235	18,970
Total cost of revenues	5,747	5,428	6,646	17,098	20,117

Gross profit	8,330	10,086	10,578	28,860	38,124

Operating expenses:
Research and development	3,095	3,955	4,600	11,337	13,997
Sales and marketing	2,948	5,060	6,020	13,819	20,366
General and administrative	2,162	2,829	2,336	7,526	7,152

Total operating expenses	8,205	11,844	12,956	32,682	41,515

Operating Income (loss)	125	(1,758)	(2,378)	(3,822)	(3,391)

Interest and other income (expense), net	(1,305)	(1,509)	315	(2,207)	348

Income (loss) before (provision)/ benefit for income taxes	(1,180)	(3,267)	(2,063)	(6,029)	(3,043)
(Provision)/benefit for income taxes	(169)	(70)	(11)	(204)	(141)

Pro forma net loss	$(1,349)	$(3,337)	$(2,074)	$(6,233)	$(3,184)

Pro forma basic loss per share	$(0.04)	$(0.10)	$(0.06)	$(0.18)	$(0.10)

Pro forma diluted loss per share	$(0.04)	$(0.10)	$(0.06)	$(0.18)	$(0.10)

Shares used in computing basic income (loss) per share	34,320	34,181	33,599	34,159	33,459

Shares used in computing diluted income (loss) per share	34,320	34,181	33,599	34,159	33,459

1Pro forma net loss and the related per share amounts exclude: 1) restructuring charges and credits, 2) business combination costs, 3) gains and losses from the revaluation of common stock warrants, 4) goodwill impairment charges and 5) credits from the reversal of income tax accruals. Pro forma net loss and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (unaudited, in thousands):

	Three Months Ended			Nine Months Ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2005	2005	2004	2005	2004
Net income (loss), generally accepted accounting principles	$(14,537)	$(2,914)	$23,380	$(14,532)	$21,021
Pro forma adjustments:
Restructuring charges (credits)	245	309	(25,454)	(150)	(24,205)
Business combination costs	977	—	—	977	—
Impairment of assets	13,198	—	—	13,198	—
Revaluation of warrant	(523)	(732)	—	(3,019)	—
Reversal of income tax accruals	(709)	—	—	(2,707)	—
Pro forma net loss	$(1,349)	$(3,337)	$(2,074)	$(6,233)	$(3,184)

Cost of revenues and operating expenses, generally accepted accounting principles	$28,372	$17,581	$(5,852)	$63,805	$37,426
Pro forma adjustments:
Restructuring (charges) credits	(245)	(309)	25,454	150	24,205
Business combination costs	(977)	—	—	(977)	—
Impairment of assets	(13,198)	—	—	(13,198)	—
Pro forma cost of revenues and operating expenses	$13,952	$17,272	$19,602	$49,780	$61,631